39

                                  EXHIBIT 10.8

             Lease dated May 20, 1998 between Progressive Bank, N.A. and Robert Scott Lumber Company.

40

                                 LAND LEASE FOR ATM

   THIS LEASE is made this     20th     day of       May        , 1998, by
                          --------------      ------------------
and between ROBERT SCOTT LUMBER COMPANY, a West Virginia Corporation (Lessor) and PROGRESSIVE BANK, N.A. WHEELING, of Wheeling, West Virginia (Lessee).

      WHEREAS, the Lessee desires to install, operate, and maintain an automatic teller machine (ATM) upon certain property currently owned by the Lessor, and the parties intend that their agreements regarding such arrangement be stated in this lease.

      NOW, THEREFORE, in consideration of the mutual covenants of the parties herein made and undertaken, it is agreed:

      1.  LEASED PREMISES.
          --------------- Lessor leases to Lessee land approximating 96 square feet situated on the west side of West Virginia State Route 2, just north of 8th Street, Wellsburg, WV, and being a portion of Lots 229 and 230 of the General Plan of the Town of Wellsburg, Brooke County, West Virginia, said leased premises depicted generally in the attached sketch, for the purpose of installing, operating, and maintaining an ATM. The precise location of the leased premises shall be determined by field measurements upon layout of the improvements, including the curbcut onto State Route 2.

      2.  TERM.
          ----- Lessor demises the leased premises for a term of seven (7) years, commencing on or about June 1, 1998, the inception date to be precisely determined at the time Lessee or its contractors shall commence construction, and terminating on May 31, 2005, unless earlier terminated upon a default of performance of the lease by Lessee.

      3.  RENT.
          ----- Lessee shall pay to Lessor as rent for the leased premises during the seven year term of the lease the total sum of Thirty Three Thousand Dollars ($33,000.00), payable in monthly installments of Five Hundred Dollars ($500.00), in advance each month, beginning on the first day of the 18th month following the inception of this lease, as determined by the start of construction under Paragraph 2. In addition, Lessee agrees to make payment for the undertaking and completion of certain improvements to both the leased premises and the surrounding parking lot/traffic movement areas also owned by the Lessor, as depicted in the attached site plan. The description and anticipated cost of said improvements is attached to this lease in the quote of Pete Grubich Contracting dated 4/27/98, and is Eight Thousand Five Hundred Fifty Dollars ($8,550.00). The payment by Lessee for such surrounding site work shall be in lieu of any payment by Lessee of rent for the first 18 months of the lease term.

      4.  CONSTRUCTION AND OWNERSHIP OF LEASEHOLD IMPROVEMENTS.
          -----------------------------------------------------
Lessee shall be responsible to construct at its own expense the ATM machine, and all associated improvements, including utility installations, necessary to place it into operation in accordance with Lessee's specifications. Lessor shall have no obligation to pay any of such costs or expenses, and shall be held harmless by Lessee against any claim for mechanics' or materialmen liens associated with such improvements to the leasehold premises, or to the surrounding

41

premises owned by Lessor. At the termination of this lease, whether by lapse of time or otherwise, all ATM improvements then and at such time upon or within the described leased premises shall belong to Lessee, and Lessee, at its sole expense, shall within 60 days after the termination of this lease, remove such improvements, and shall restore or finish the footprint area of said ATM premises to the condition then-existing of the surrounding parking/traffic movement area. Any improvements to the parking/traffic flow areas undertaken at the inception or during the term of this lease shall remain the property of the Lessor.

     5.  REPAIRS.
         -------- Repair and maintenance of the ATM machine shall be the sole responsibility of Lessee. Neither Lessor nor any of its agents or employees shall attempt to repair, modify, or alter in any way whatsoever the Lessee's ATM improvements. Lessee shall perform such maintenance and repair of the parking/traffic movement area as it deems necessary or desirable to facilitate smooth traffic flow and use of its ATM. Unless agreed otherwise, Lessor shall have no obligation to perform maintenance or repairs to the parking/traffic movement areas to facilitate access to or use of the ATM leased premises.

     6.  SOLE OCCUPANCY AND ACCESS.
         -------------------------- Lessee shall have sole possession and occupancy of the leased premises and the ATM improvements thereupon, and shall have access at all times thereto for purposes of maintaining and servicing the improvements. Lessor agrees not to cause, not to tolerate or permit others to cause, any obstruction or restriction of access of Lessee or the traveling public to the ATM over the intended ingress/egress easements.

     7.  UTILITIES.
         ---------- Lessee shall acquire and pay for any and all utilities as may be required by Lessee for the illumination of the leased premises and for normal operation of the ATM machine and its related equipment.

     8.  INDEMNIFICATION.
         --------------- Lessee shall indemnify, hold harmless and defend the Lessor, its shareholders, directors, officers, and employees, against any and all claims or losses of any third party for personal or bodily injury, or property damage, resulting from or in any way arising out of the installation, maintenance, operation, use, or benefit to Lessee of said ATM, including any and all costs of litigation, and such claims or losses due to electrical power failure, criminal mischief, burglary, or robbery, but excluding from this provision any claims or losses occasioned by the negligent, willful, or reckless acts or omissions of the Lessor, or its employees or agents.

     9.  QUIET ENJOYMENT.
         ---------------- Lessor hereby covenants with Lessee that, provided Lessee has performed its covenants and agreements under this lease, Lessee shall have quiet, exclusive, and peaceful possession of the leased premises, on the terms herein provided, for the term of this lease or any extension hereof. Lessor warrants that it has title to the leased premises and that no agreement, lien or encumbrance otherwise interferes with its right to make this agreement.

     10.  INGRESS AND EGRESS.
         ------------------- Lessor hereby grants a nonexclusive easement for ingress and egress to the leased premises across the surrounding parking lot/traffic movement areas which are the subject of the Grubich paving contract, such easement to remain appurtenant to the leasehold premises for so long as this lease shall remain in existence and not be otherwise

42

terminated, for the use of Lessee, its employees and agents, its customers, and other ATM card holders intending to make use of the Lessee's ATM machine. Any directional pavement markings or signage deemed necessary or required by Lessee for the safe and convenient operation of its ATM shall be the sole responsibility of the Lessee and Lessor shall have no obligation to maintain same once installed; provided, Lessee shall confer with Lessor prior to installation of any markings or signage to minimize or avoid any interference with Lessor's ongoing business.

      11. This agreement contains the entirety of the parties' agreements and understandings, and changes hereto must be in writing to be enforceable as a part of this agreement. The provisions of this lease shall apply to, bind, and inure to the benefit of the Lessor and Lessee, and their respective successors and assigns.

ROBERT SCOTT LUMBER CO., Lessor:                  PROGRESSIVE BANK, N.A.,
                                                  WHEELING, Lessee:


By:     C.H. Beall, III, President         By:      Ronald L. Solomon
     ---------------------------------        -------------------------------
         Authorized Officer                         Authorized Officer


STATE OF WEST VIRGINIA,
COUNTY OF BROOKE, to-wit:

        The foregoing instrument was acknowledged before me this        day of
                                                                 ------
             , 1998, by                     , on behalf of Robert Scott Lumber
-------------           --------------------
Company, a West Virginia Corporation, as its duly authorized officer.


                                             ----------------------------
                                                  Notary Public

My commission expires:


STATE OF WEST VIRGINIA,
COUNTY OF       Ohio          , to-wit:
           ------------------

      The foregoing instrument was acknowledged before me this   20th   day of
                                                               -------
           May        , 1998 by             Ronald L. Solomon          , on
 --------------------           --------------------------------------
behalf of Progressive Bank, N.A. Wheeling, as its duly authorized officer.


                                                   Debra M. Tomlin
                                        ------------------------------------
                                                   Notary Public

My commission expires: